EXECUTION COPY
EXHIBIT 99.3

PRINCIPAL STOCKHOLDER AGREEMENT

by and among

SAFEGUARD SCIENTIFICS, INC.

CHR HOLDING CORPORATION,

and

CHR MERGER CORPORATION

Dated as of May 27, 2004

ARTICLE I	THE SSI SHAREHOLDERS’ MEETING	2
1.1.	The SSI Shareholders’ Meeting	2
1.2.	SSI Proxy Statement	2
1.3.	Voting of the Company Stock	3
ARTICLE II	ADDITIONAL COVENANTS	3
2.1.	No Inconsistent Action	3
2.2.	Acquisition Proposals	4
2.3.	Information for the Company’s Proxy Statement	5
2.4.	HSR Act Filings; Reasonable Efforts	5
2.5.	Notice of Breach of Merger Agreement	7
2.6.	Letter of Transmittal	7
2.7.	Notices under Merger Agreement	7
2.8.	Closing Efforts	7
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF SSI	7
3.1.	The Company Stock	8
3.2.	Authority; No Conflicts	8
3.3.	Company Representations and Warranties in the Merger Agreement	8
3.4.	Opinion of Financial Advisor	8
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY	9
4.1.	Authority; No Conflicts	9
4.2.	Representations and Warranties in the Merger Agreement	9
ARTICLE V	TERMINATION	9
5.1.	Termination	9
5.2.	Effect of Termination; Liquidated Damages	10
ARTICLE VI	INDEMNIFICATION	12
6.1.	Indemnification by SSI	12
ARTICLE VII	MISCELLANEOUS	13
7.1.	Further Assurances	13
7.2.	Capacity of SSI	13
7.3.	Specific Performance	13
7.4.	Entire Agreement	13
7.5.	Obligations of Successors; Assignment	13

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7.6.	Amendment; Waiver	14
7.7.	Severability	14
7.8.	Notices	14
7.9.	Governing Law	15
7.10.	Cumulative Remedies	16
7.11.	Headings	16
7.12.	Survival	16
7.13.	Merger Agreement	16
7.14.	Counterparts	16
7.15.	Waiver of Appraisal Rights	16

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PRINCIPAL STOCKHOLDER AGREEMENT

     THIS PRINCIPAL STOCKHOLDER AGREEMENT (this “Agreement”), is dated as of May 27, 2004, by and among SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation (“SSI”), CHR HOLDING CORPORATION, a Delaware corporation (“Parent”), and CHR MERGER CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”). Unless otherwise indicated, capitalized terms used herein that are not otherwise defined herein shall have the meanings specified in the Merger Agreement (as such term is defined below) as in effect on the date hereof.

     WHEREAS, concurrently with the execution hereof, Parent and Merger Subsidiary have entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CompuCom Systems, Inc., a Delaware corporation (the “Company”), which provides, among other things, for the merger of Merger Subsidiary with and into the Company (the “Merger”);

     WHEREAS, SSI (individually, or through certain wholly-owned subsidiaries) owns 24,540,881 shares of Common Stock, par value $.01 per share, of the Company (“Company Common Stock”) and 1,500,000 shares of Preferred Stock, par value $.01 per share, of the Company (“Company Preferred Stock”) (such shares of Company Common Stock and Company Preferred Stock, together with any other shares of capital stock of the Company of which SSI or any of its subsidiaries acquires beneficial ownership (as such term is defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended), including pursuant to any agreement, arrangement or understanding, whether or not in writing, after the date hereof, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise (but in any event excluding shares that have been pledged by a former SSI executive officer to SSI or its subsidiaries (the “Pledged Shares”)), being collectively referred to herein as the “Company Stock”);

     WHEREAS, the Company is required to obtain the approval of the Merger and the adoption of the Merger Agreement by the Company’s stockholders under the Delaware General Corporation Law (the “DGCL”) and has agreed with Parent and Merger Subsidiary to call a special meeting of the Company’s stockholders to seek such approval and adoption (the “Company Stockholders’ Meeting”);

     WHEREAS, the Company Stock represents sufficient voting power to approve the Merger and adopt the Merger Agreement under the DGCL;

     WHEREAS, SSI has determined that the disposition of the Company Stock for cash in the Merger as contemplated by the Merger Agreement may constitute a transaction for which the approval of SSI’s shareholders is required under applicable Pennsylvania Law and has informed Parent and Merger Subsidiary that it will not vote to approve the Merger and to adopt the Merger Agreement at the Company Stockholders’ Meeting without the express prior approval of a majority of the votes cast by the holders of the common stock, par value $0.10, of SSI (“SSI Common Stock”) entitled to vote thereon;

     WHEREAS, in contemplation of the execution of the Merger Agreement by Parent and Merger Subsidiary, the board of directors of the Company (the “Company Board”) and a special committee thereof has approved the negotiation, execution and delivery of this Agreement;

     WHEREAS, in consideration of the direct and indirect benefits that will accrue to SSI and its shareholders as a result of the consummation of the Merger, SSI has agreed to enter into this Agreement with Parent and the Merger Subsidiary.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

THE SSI SHAREHOLDERS’ MEETING

     1.1. The SSI Shareholders’ Meeting. SSI shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of the shareholders of SSI (the “SSI Shareholders’ Meeting”) for the purpose of voting on a proposal that SSI (or its subsidiaries, as the case may be) vote at the Company Stockholders’ Meeting in favor of the Merger and adoption of the Merger Agreement and comply with the other terms and conditions of this Agreement for which approval of the shareholders of SSI is required under the Pennsylvania Business Corporation Law, as amended (such proposal is referred to herein as the “SSI Shareholder Proposal”) and thereby approve the disposition by SSI (or its subsidiaries, as the case may be) of the Company Stock for cash. Subject to the fiduciary duty requirements of the board of directors of SSI (the “SSI Board”) and Section 2.2, SSI shall use its reasonable best efforts to obtain the affirmative vote of a majority of the votes cast by the holders of the shares of SSI Common Stock entitled to vote thereon in favor of the SSI Shareholder Proposal and the SSI Board shall recommend to the shareholders of SSI that they vote in favor of the SSI Shareholder Proposal.

     1.2. SSI Proxy Statement. SSI shall, as promptly as practicable following the date hereof, prepare and file with the SEC a proxy statement relating to the approval of the SSI Shareholder Proposal (the “SSI Proxy Statement”). No filing of, or amendment or supplement to, or correspondence to the SEC relating to the SSI Proxy Statement will be made by SSI without providing Parent with an opportunity to review and comment thereon. SSI will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of SSI Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If, at any time prior to the SSI Shareholders’ Meeting, SSI, Parent or the Merger Subsidiary discover any information which should be set forth in an amendment or supplement to SSI Proxy Statement so that it would not include any misstatements of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of SSI.

     1.3. Voting of the Company Stock. If the SSI Shareholder Proposal is approved by a majority of the votes cast by the holders of the shares of SSI Common Stock entitled to vote thereon at the SSI Shareholders’ Meeting, SSI shall (or shall cause its subsidiaries to, as the case may be), unless this Agreement has been terminated in accordance with its terms, (i) vote the Company Stock in favor of the Merger and the adoption of the Merger Agreement at the Company Stockholders’ Meeting, and against any Acquisition Proposal and any other action that may reasonably be expected to impede, interfere with, delay, postpone, attempt to discourage or have a material adverse effect on the consummation of, the Merger or result in a breach in any material respect of any of the covenants, representations, warranties or other obligations and agreements of the Company under the Merger Agreement, (ii) if requested by Parent, execute (and not revoke) a proxy in favor of Parent or such other Person as Parent may designate in writing to vote the Company Stock in favor of the Merger and the adoption of the Merger Agreement at the Company Stockholders’ Meeting or, (iii) if requested by Parent and the Company, execute a written consent of stockholders pursuant to Section 228 of the DGCL approving the Merger and adopting the Merger Agreement. If the SSI Shareholder Proposal is not approved by a majority of the votes cast by the holders of the shares of SSI Common Stock entitled to vote thereon at the SSI Shareholders’ Meeting, SSI (or its subsidiaries, as the case may be) may (A) vote against the Merger and against the adoption of the Merger Agreement at the Company Stockholders’ Meeting or, (B) if requested by the Company, execute a written consent of stockholders pursuant to Section 228 of the DGCL voting against the Merger and against adopting the Merger Agreement.

ARTICLE II

ADDITIONAL COVENANTS

     2.1. No Inconsistent Action. Unless and until this Agreement is terminated in accordance with its terms and except as required by order of a court of competent jurisdiction, SSI shall not (or shall cause its subsidiaries not to, as the case may be): (i) sell, transfer, convey, assign, pledge or otherwise dispose of (or agree to sell, transfer, convey, assign, pledge or otherwise dispose of) any of the Company Stock or any rights therein (except to or among SSI and any wholly-owned subsidiaries of SSI), (ii) enter into any voting agreement with any Person with respect to any of the Company Stock, (iii) grant to any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Company Stock, (iv) deposit any of the Company Stock in a voting trust or (v) otherwise enter into any agreement or arrangement with any Person limiting or affecting SSI’s (or any of its subsidiaries’) legal power, authority or right to vote the Company Stock or take any other action that could reasonably be expected to prevent or hinder the performance of SSI’s obligations hereunder.

     2.2. Acquisition Proposals.

          (a) SSI shall immediately terminate and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. SSI shall notify Parent immediately if any Acquisition Proposal is received by SSI, indicating the name of the Person making such proposal or inquiry and the terms and conditions thereof.

          (b) From and after the date hereof, unless and until this Agreement is terminated according to its terms or except as expressly permitted by this Section 2.2, SSI shall not, and shall not authorize or permit its officers, directors, employees, investment bankers, attorneys, accountants or other agents to, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal that constitutes or is reasonably likely to lead to any Acquisition Proposal; (ii) enter into any agreement with respect to any Acquisition Proposal; (iii) approve, recommend, or propose publicly to approve or recommend, or execute or enter into any merger agreement, acquisition agreement or similar agreement resulting from any Acquisition Proposal; or (iv) in the event of an unsolicited written proposal in respect of an Acquisition Proposal, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its Affiliates or representatives and except for information that has been previously publicly disseminated by the Company) relating to any Acquisition Proposal.

          (c) Notwithstanding the provisions of Section 2.2(b), SSI (and its officers, directors, employees, investment bankers, attorneys, accountants and other agents and representatives) may, at any time prior to the Company Stockholders’ Meeting, provide information to, and engage in discussions or negotiations concerning an Acquisition Proposal with any third party who seeks, without prior solicitation (other than solicitations occurring prior to the date hereof) by SSI or its directors, officers, employees, agents or representatives, to initiate such discussions or negotiations if, and only to the extent that, in response to a bona fide written Acquisition Proposal, (A) the SSI Board has determined in good faith, after consultation with its legal and financial advisors, that such discussions may reasonably lead to an SSI Superior Proposal and (B) prior to furnishing such information to, or entering into discussions with such third party, SSI receives from such third party an executed confidentiality agreement containing terms customary in transactions of such nature and SSI notifies Parent of its intention to negotiate with such third party one (1) Business Day prior to engaging in any such negotiations. Except as set forth below, neither the SSI Board nor any committee thereof may (i) effect a change in SSI’s recommendation to approve the SSI Shareholder Proposal, (ii) approve or recommend or propose publicly to approve or recommend voting in favor of a transaction set forth in any Acquisition Proposal or (iii) cause SSI to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal. Notwithstanding the foregoing, in response to a bona fide unsolicited written Acquisition Proposal from a third party that the SSI Board determines in good faith, after consultation with its legal and financial advisors, is an SSI Superior Proposal, the SSI Board may change its recommendation and may enter into a definitive agreement with respect to such Acquisition

Proposal, but only if (x) SSI notifies Parent, in writing and at least two (2) Business Days prior to taking such action, of its intention to take such action, specifying the material terms of such SSI Superior Proposal and identifying the Person making such SSI Superior Proposal, and (y) Parent and the Company do not amend the Merger Agreement within two (2) Business Days of receipt of such written notification in a manner that the SSI Board determines, in good faith after consultation with its legal and financial advisors, is at least as favorable to the shareholders of SSI as such SSI Superior Proposal, it being understood that SSI shall postpone or adjourn the SSI Shareholders’ Meeting, as necessary, to accommodate the procedures set forth in this sentence. For purposes hereof, the term “SSI Superior Proposal” means a bona fide unsolicited written Acquisition Proposal which the SSI Board determines, in good faith, after consultation with its legal and financial advisors, and after taking into account any conditions to and risks of consummation and the ability of the party making such proposal to obtain financing for such Acquisition Proposal, is more favorable to its shareholders than the transactions contemplated by the Merger Agreement.

     2.3. Information for the Company’s Proxy Statement. SSI shall furnish to the Company such data and information with respect to the Company Stock or SSI or its subsidiaries as the Company shall reasonably request for the purpose of including such data and information in the Company Proxy Statement and any amendments or supplements thereto used by the Company to obtain the approval of the Merger and the adoption of the Merger Agreement by the Company’s stockholders. The information provided by SSI specifically for inclusion or incorporation by reference therein, at the time the Company Proxy Statement is first mailed to the Company’s stockholders and at the time of the Company Stockholders’ Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by SSI hereby with respect to statements made or incorporated by reference therein based on information supplied by the Company, Parent or Merger Subsidiary for inclusion or incorporation by reference therein.

     2.4. HSR Act Filings; Reasonable Efforts.

          (a) Each of Parent and SSI shall (i) promptly after the date of the first public announcement of the Merger Agreement, make the filings required of such party, and use reasonable commercial efforts to cause any of its Affiliates (other than the Company) to make such filings, under the HSR Act and any other Antitrust Laws with respect to the Merger and the other transactions contemplated by the Merger, (ii) comply at the earliest practicable date with any request under the HSR Act or such other Antitrust Laws for additional information, documents, or other material received by such party or any of its Affiliates (other than the Company) from the Federal Trade Commission or the Department of Justice or any other Tribunal in respect of such filings, the Merger or such other transactions and (iii) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Tribunal under any Antitrust Laws with respect to any such filing, the Merger or such other transactions. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Tribunal regarding any such filings, the Merger or such other transactions. Neither party shall participate in any meeting with any Tribunal in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Tribunal, the opportunity to attend and participate.

          (b) Each of Parent and SSI shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Tribunal with respect to the Merger or any other transactions provided for in the Merger Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Merger or any other transactions provided for in this Agreement or the Merger Agreement as violative of any Antitrust Law, and, if by mutual agreement, Parent and SSI decide that litigation is in their best interests, each of Parent and SSI shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions. Each of Parent and SSI shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Merger and such other transactions as promptly as possible after the execution of this Agreement.

          (c) Each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Legal Requirements applicable to such party to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, including (i) the making of all other necessary registrations, notices and filings (including other filings with governmental entities, if any), (ii) the preparation of the SSI Proxy Statement, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Merger Agreement.

          (d) Notwithstanding anything to the contrary in this Section 2.4, in connection with any action requested by any Tribunal applying the Antitrust Laws, (i) neither SSI nor any of its subsidiaries or Affiliates shall be required to divest any of their respective businesses, product lines or assets, (ii) neither Parent nor any of its subsidiaries or Affiliates shall be required to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on Parent, its subsidiaries or Affiliates, (iii) neither SSI nor any subsidiary shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect and (iv) none of Parent, Merger Subsidiary or SSI shall be required to waive any of the conditions to the Merger.

     2.5. Notice of Breach of Merger Agreement. SSI shall promptly notify Parent in writing if either Christopher J. Davis or Anthony L. Craig obtains actual knowledge (without any requirement of due inquiry) of any breach of any of the Company’s representations, warranties or covenants in the Merger Agreement. Parent shall promptly notify SSI in writing of any breach of any of the Parent or Merger Subsidiary’s representations, warranties or covenants in the Merger Agreement.

     2.6. Letter of Transmittal. Parent shall, at least three (3) days prior to the Effective Date, deliver to SSI the form of transmittal letter to be delivered by the Disbursing Agent to the record holders of the Company Common Stock (as defined in the Merger Agreement) in accordance with Section 3.2 of the Merger Agreement.

     2.7. Notices under Merger Agreement. Any notice sent by Parent or Merger Subsidiary in accordance with or with respect to the Merger Agreement shall be concurrently delivered to SSI hereunder.

     2.8. Closing Efforts.

          (a) SSI will, and will cause its officers and agents to, use commercially reasonable efforts to effect the Merger as soon as practicable after the date hereof, including but not limited to, its efforts relating to (i) completing and filing the SSI Proxy Statement, (ii) responding to comments and/or requests, if any, of the SEC, and (iii) scheduling the SSI Stockholders’ Meeting. SSI may take such actions as it, after due consultation with Parent, deems appropriate to maximize certainty of the Merger, and SSI shall consult with Parent regarding any actions that Parent wants SSI to consider taking to maximize such certainty.

          (b) Parent and Merger Subsidiary will, and will cause their respective officers and agents to, use commercially reasonable efforts to effect the Merger as soon as practicable after the date hereof, including, but not limited to, its efforts relating to (i) reviewing and commenting upon the SSI Proxy Statement, and (ii) responding to comments and/or requests, if any, of the SEC. Parent shall consult with SSI regarding any actions that SSI deems appropriate to maximize certainty of the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SSI

     3.1. The Company Stock. As of the date hereof, SSI (directly, or through its wholly-owned subsidiaries) is the sole record and beneficial owner of 24,540,881 shares of Company Common Stock and 1,500,000 shares of Company Preferred Stock, free and clear of any encumbrances, agreements, adverse claims, liens or other arrangements with respect to the ownership of or the right to vote or dispose of such shares of Company Common Stock and

Company Preferred Stock (which shares of Company Preferred Stock represent all of the issued and outstanding shares of Company Preferred Stock) except as contemplated by this Agreement. Other than such shares of Company Common Stock and Company Preferred Stock, SSI (either directly, or through its wholly-owned subsidiaries) does not own, beneficially or of record any (i) other shares of capital stock of the Company or any securities convertible or exchangeable for shares of capital stock of the Company, or (ii) option, warrant or other right or obligation to acquire any securities of the Company, other than its interest in the Pledged Shares. Except for the terms of this Agreement, SSI is not subject to any contract, commitment, arrangement, voting trust or other understanding governing or affecting its right or ability to exercise the voting rights of the Company Stock.

     3.2. Authority; No Conflicts. SSI has the full legal power, authority and right to enter into this Agreement, to execute and deliver this Agreement, and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by SSI and constitutes a valid and binding obligation of SSI enforceable against it in accordance with its terms. Other than as set forth on Schedule 3.2 hereto, no filing with or notice to, and no permit, authorization, consent or approval of, any Tribunal or any other Person is necessary for the execution of this Agreement by SSI or the performance of SSI’s obligations hereunder. The execution and delivery of this Agreement by SSI and the performance of SSI’s obligations hereunder will not conflict with, or result in any violation or breach of, or default under (with or without notice or lapse of time or both) (i) any judgment, injunction, order, notice, decree, statute, law, ordinance, arrangement, rule or regulation applicable to SSI, (ii) any provision of the Articles of Incorporation or Bylaws of SSI, or (iii) any agreement to which SSI is a party or by which SSI (or any of its assets) is bound, including any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license.

     3.3. Company Representations and Warranties in the Merger Agreement. To the current actual knowledge (without any requirement of due inquiry) of either of Christopher J. Davis and Anthony L. Craig in their capacities as officers of SSI, each of the representations and warranties of the Company set forth in the Merger Agreement are true and correct as of the date hereof.

     3.4. Opinion of Financial Advisor. SSI has received the opinion of Robert W. Baird & Co. Incorporated, dated May 27, 2004, to the effect that, as of that date, the consideration to be received in the Merger by SSI for the securities of the Company held by SSI, taken as a whole, is fair, from a financial point of view, to SSI, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUBSIDIARY

     4.1. Authority; No Conflicts. Each of Parent and Merger Subsidiary has the full legal power, authority and right to enter into this Agreement, to execute and deliver this Agreement and to perform its respective obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Parent and Merger Subsidiary and constitutes a valid and binding obligation of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms. No filing with or notice to, and no permit, authorization, consent or approval of, any Tribunal or any other Person is necessary for the execution of this Agreement by Parent or Merger Subsidiary or the performance by Parent and Merger Subsidiary of their obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Subsidiary and the performance of their obligations hereunder will not conflict with, or result in any violation or breach of, or default under (with or without notice or lapse of time or both) (i) any judgment, injunction, order, notice, decree, statute, law, ordinance, arrangement, rule or regulation applicable to Parent or Merger Subsidiary, (ii) any provision of the respective Certificates of Incorporation or Bylaws of Parent or Merger Subsidiary or (iii) any agreement to which either Parent or Merger Subsidiary is a party or by which either Parent or Merger Subsidiary (or any of their respective assets) is bound, including any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license.

     4.2. Representations and Warranties in the Merger Agreement. Each of the representations and warranties of the Parent and the Merger Subsidiary set forth in the Merger Agreement is true and correct as of the date hereof.

ARTICLE V

TERMINATION

     5.1. Termination. The provisions of Article I and Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5 and Section 2.8 shall terminate at the Effective Time, but the other provisions of this Agreement shall survive the consummation of the Merger. This Agreement may also be terminated by as follows:

          (a) Mutual Consent. By mutual written consent of Parent and SSI at any time.

          (b) Parent or SSI. By either Parent or SSI, by written notice to the other party, if any Tribunal shall have issued an Order permanently enjoining, restraining or otherwise prohibiting the Merger and such Order shall have become final and nonappealable.

          (c) SSI. By SSI, by written notice to Parent, (i) at any time, if Parent or Merger Subsidiary shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or if capable of being cured, has not been cured within thirty (30) days after the giving of written notice to Parent, and provided further that such termination may only occur, if such breach or failure would prevent or materially impair the consummation of the transactions contemplated by the Merger Agreement, (ii) at any time after the SSI Shareholders’ Meeting if the shareholders of SSI do not approve the SSI Shareholder Proposal at the SSI Shareholders’ Meeting, or (iii) at any time, if SSI has entered into a definitive agreement with respect to an SSI Superior Proposal (provided that SSI has complied with Section 2.2).

          (d) Parent. By Parent, by written notice to SSI, (i) at any time, if SSI shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured, or if capable of being cured, has not been cured within thirty (30) days after the giving of written notice to SSI, and provided further that such termination may only occur, if such failure or breach would prevent or materially impair the consummation of the transactions contemplated by the Merger Agreement, (ii) at any time prior to the SSI Shareholders’ Meeting, if the SSI Board or any committee thereof withdraws its approval or recommendation of the SSI Shareholder Proposal, (iii) at any time after the SSI Shareholders’ Meeting if the shareholders of SSI do not approve the SSI Shareholder Proposal at the SSI Shareholders’ Meeting or (iv) at any time, if SSI has entered into a definitive agreement with respect to an SSI Superior Proposal.

          (e) Automatically. By no action on the part of the parties if the Merger Agreement is terminated in accordance with its terms.

     5.2. Effect of Termination; Liquidated Damages.

          (a) If this Agreement is terminated as provided in Section 5.1(a) or Section 5.1(b), no party shall have any liability or obligation hereunder to any other party or their respective officers or directors.

          (b) If (A) Parent terminates this Agreement pursuant to clause (i) of Section 5.1(d) and Parent and Merger Subsidiary are not in material breach at such time of their respective representations, warranties, covenants or other agreements contained in this Agreement, or (B) SSI terminates this Agreement pursuant to clause (ii) or (iii) of Section 5.1(c) or (C) Parent terminates this Agreement pursuant to clause (iii) or (iv) of Section 5.1(d), or (D) Parent terminates this Agreement pursuant to clause (ii) of Section 5.1(d) and the Company Board has withdrawn its approval or recommendation to vote for the Merger, or (E) the Merger Agreement is terminated in accordance with clause (iii) of Section 10.1(b) of the Merger Agreement, and in the case of such (A), (B), (C), (D) and (E), within two hundred twenty-five (225) days of such termination, either (w) a Change of Control Transaction is consummated, (x) a Change of Control Transaction is approved by the SSI Board or a special committee thereof or the shareholders of SSI, (y) the Company enters into an agreement with respect to a Change in

Control Transaction, or (z) a tender offer or exchange offer for all outstanding shares of Company Common Stock is or previously was commenced, and the Company Board or a special committee thereof (1) recommends that the stockholders of the Company tender their shares in such tender offer or exchange offer or (2) within ten (10) Business Days after the commencement of such tender offer or exchange offer, the Company Board fails to recommend rejection of such offer, then SSI shall pay (and/or transfer, to the extent comprised of non-cash consideration, together with any registration or other rights pertaining thereto) to Parent upon consummation of such Change of Control Transaction an amount equal to (x) fifty percent (50%) of the amount, if any, by which the aggregate consideration, including the fair market value of any non-cash consideration valued as of the date on which such Change of Control Transaction is consummated (the “SSI Alternate Transaction Date”) that is received by SSI with respect to the shares of Company Stock upon consummation of such Change of Control Transaction exceeds the aggregate Merger Consideration that SSI would have received with respect to the shares of Company Stock if the Merger had been consummated in accordance with terms of the Merger Agreement as in effect on the date this Agreement is terminated minus (y) 51.83% of the aggregate of any Parent Expenses, Alternate Transaction Fee (as such term is defined in the Merger Agreement) and Break-Up Fee paid (the aggregate of such expenses and fees paid, being the “Credit”) in accordance with Article X of the Merger Agreement (such difference, being the “SSI Alternate Transaction Fee”), such payment (and/or transfer, to the extent comprised of non-cash consideration, together with any registration or other rights pertaining thereto) to be made no later than two (2) Business Days after the SSI Alternate Transaction Date by (A) wire transfer of immediately available funds to such account as Parent may designate, with respect to the cash portion of such aggregate consideration and/or (B) transfer to Parent of all rights associated with any portion of non-cash consideration, contractual or otherwise, to which Parent is entitled that constitute part of the SSI Alternate Transaction Fee; provided, that the Credit received hereunder shall be reduced to the extent that the sum of Parent Expenses, the Alternate Transaction Fee, the Break-Up Fee and the SSI Alternate Transaction Fee (calculated prior to giving effect to this proviso) does not exceed $4 million. (For the avoidance of doubt, the proportion of cash to non-cash consideration comprising the SSI Alternate Transaction Fee shall be equal to the proportion of cash to non-cash consideration received by SSI in the Change of Control Transaction pursuant to which SSI is paying over such SSI Alternate Transaction Fee.) For purposes hereof, (i) the “fair market value” of any publicly traded securities as of any date shall be the closing price or the last sale price, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, and the “fair market value” of any other non-cash consideration shall be determined in good faith by the Company Board, which determination shall be subject to the consent of Parent which consent shall not be unreasonably withheld, and in the absence of such determination, shall be determined in good faith by Parent and (ii) a “Change of Control Transaction” shall mean any merger, reorganization, share exchange, tender offer, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company in which SSI or its wholly-owned subsidiaries is to receive cash or non-cash consideration for the Company Stock (either directly, such as in a tender offer or merger, or indirectly, such as in a distribution or payment in liquidation following a sale of assets by the Company), other than a transfer among SSI and its wholly-owned subsidiaries and a reorganization in which there is no material change in the beneficial ownership of the Company (e.g., a reincorporation to change the Company’s state of incorporation). SSI shall, upon the request of Parent, execute and deliver all such further documents and instruments and take all such further action as may be deemed by Parent to be necessary or desirable to carry out the provisions of this Section 5.2(b).

          (c) In the event that (i) an SSI Superior Proposal could also reasonably be construed as a Superior Proposal for the Company and (ii) either (A) the SSI Board or any committee thereof has withdrawn its approval or recommendation of the SSI Shareholder Proposal at any time before the SSI Shareholders’ Meeting or SSI enters into a definitive agreement with respect to an SSI Superior Proposal or (B) the Company has approved or recommended a Superior Proposal prior to the Company Stockholder’s Meeting or the Company enters into a definitive agreement with respect to a Superior Proposal and (iii) the Merger Agreement or this Agreement is terminated pursuant to (x) clause (iii) of Section 5.1(c) or clauses (ii) or (iv) of Section 5.1(d) of this Agreement or (y) clauses (iii) or (iv) of Section 10.1(c) or clauses (ii) or (iii) of Section 10.1(d) of the Merger Agreement and (iv) Parent and Merger Subsidiary are not in material breach at such time of any of their respective representations and warranties, covenants or other agreements contained in the Merger Agreement and this Agreement, Parent shall receive in cash as liquidated damages (A) the Break-Up Fee from the Company not later than two (2) Business Days after such termination by wire transfer of immediately available funds to such account as Parent may designate and (B) if the SSI Alternate Transaction Fee is ultimately greater than the Break-Up Fee, the difference between the SSI Alternate Transaction Fee and the Break-Up Fee from SSI not later than two (2) Business Days after the SSI Alternate Transaction Date by wire transfer of immediately available funds to such account as Parent may designate. For reason of avoidance of any doubt, the parties agree that an SSI Superior Proposal could not be reasonably construed as a Superior Proposal for the Company if the SSI Superior Proposal relates to an acquisition of the capital stock of SSI or the acquisition of shares of Company Common Stock from only SSI.

ARTICLE VI

INDEMNIFICATION

     6.1. Indemnification by SSI. SSI shall indemnify and hold harmless Parent and the Surviving Corporation and their respective officers, directors, agents, Affiliates and representatives (the “Indemnitees”) from and against, and shall reimburse the Indemnitees on demand for, any and all direct or indirect claims, suits, actions, proceedings, liabilities, obligations, judgments, fines, penalties, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel, accountants and other experts whether incurred in connection with any of the foregoing or in connection with any investigative, administrative or adjudicative proceeding, whether or not such Indemnitee shall be designated a party thereto), together with any and all reasonable costs and expenses associated with the investigation of the same and/or the enforcement of the provisions hereof and thereof which may be incurred by such Indemnitee relating to, based upon, resulting from or arising out of the breach of any representation, warranty, agreement, covenant or other obligation of SSI contained in this Agreement.

ARTICLE VII

MISCELLANEOUS

     7.1. Further Assurances. Each party hereto shall, upon request of any other party, execute and deliver all such further documents and instruments and take all such further action as may be deemed by such requesting party to be necessary or desirable to carry out the provisions hereof.

     7.2. Capacity of SSI. SSI is executing this Agreement solely in its capacity as the owner of the Company Stock. This Agreement shall not be construed to require any member of the SSI Board or the Company Board to take, or prohibit any member of the SSI Board or Company Board from taking, any action in his, her or its capacity as a member of the SSI Board or the Company Board.

     7.3. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) will be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement including, among SSI’s other obligations, covenants and agreements, SSI’s obligation to convene and hold the SSI Shareholders’ Meeting, in any action instituted in any state or federal court sitting in the Commonwealth of Pennsylvania.

     7.4. Entire Agreement. This Agreement and, to the extent referred to herein, the Merger Agreement, constitute the entire agreement among Parent, Merger Subsidiary and SSI with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Parent, Merger Subsidiary and SSI with respect to the subject matter hereof.

     7.5. Obligations of Successors; Assignment. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by operation of law or otherwise or by any of the parties hereto without the prior written consent of the other parties; provided, that SSI may assign this Agreement and any of the rights, interests or obligations under this Agreement to any wholly-owned subsidiary of SSI, but no such assignment shall relieve SSI of its obligations hereunder if such assignee does not perform such obligations. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.6. Amendment; Waiver. Any provisions of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provisions or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     7.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     7.8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given or made (i) as of the date and time delivered or sent by facsimile if delivered personally or by facsimile and (ii) on the third business day after deposit in the U.S. Mail, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by written notice):

     If to Parent or Merger Subsidiary:

c/o Platinum Equity, LLC
2049 Century Park East, Suite 2700
Los Angeles, California 90067
Telephone: (310) 712-1850
Fax: (310) 712-1863
Attention: Eva M. Kalawski, Esq.

     With a copy (which shall not constitute effective notice) to:

Bingham McCutchen LLP
600 Anton Boulevard, 18th Floor

Costa Mesa, California 92626
Telephone: (714) 830-0600
Fax: (714) 830-0700
Attention: James W. Loss, Esq.

     If to SSI:

Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Telephone: (610) 975-4984
Fax: (610) 254-4301
Attention: Christopher J. Davis,
Executive Vice President and
Chief Administrative and Financial Officer

     With a copy (which shall not constitute effective notice) to:

Morgan Lewis & Bockius LLP
1701 Market St.
Philadelphia, PA 19103
Telephone: (215) 963-5694
Fax: (215) 963-5001
Attention: N. Jeffrey Klauder, Esq.

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 7.8. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given. Any party may unilaterally change any one or more of the addresses to which a notice to the party or its representative is to be delivered or mailed, by written notice to the other party hereto given in the manner stated above.

     7.9. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in that state. Each party hereto hereby (i) irrevocably and unconditionally submits in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts in the Commonwealth of Pennsylvania, and appellate courts from any thereof and (ii) consents that any action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

     7.10. Cumulative Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     7.11. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.12. Survival. The representations, warranties and covenants under this Agreement shall survive until the expiration of the twelve (12)-month period following the earlier of termination of this Agreement or the Effective Time and no action or claim for damages resulting from any misrepresentation or breach of warranty or covenant shall be brought or made after such period, except that such time limitation shall not apply to any claims for misrepresentations and breach of warranties or covenants which have been asserted and which are the subject of a written notice from the Parent to SSI prior to the expiration of such survival period, which notice specifies in reasonable detail the nature of the claim.

     7.13. Merger Agreement. Each of Parent and Merger Subsidiary agrees not to amend, restate, modify, consent to or waive any provision of the Merger Agreement in any material respect without the prior written consent of SSI.

     7.14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The signatures of the parties to this Agreement may be delivered by facsimile and any such facsimile signature shall be deemed an original.

     7.15. Waiver of Appraisal Rights. SSI hereby waives any appraisal rights it has under the Delaware General Corporation Law with respect to the Company Stock relating to the Merger.

     [The remainder of this page has been intentionally left blank. Signature page follows]

[Signature Page to Principal Stockholder Agreement]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first written above.

SAFEGUARD SCIENTIFICS, INC.

By:	CHRISTOPHER J. DAVIS

Christopher J. Davis,
Executive Vice President and Chief Administrative and Financial Officer

CHR HOLDING CORPORATION

By:	JACOB KOTZUBEI

Jacob Kotzubei
Vice President

CHR MERGER CORPORATION

By:	JACOB KOTZUBEI

Jacob Kotzubei
Vice President

The undersigned, Platinum Equity, LLC, hereby agrees to be responsible for the performance by Parent and Merger Subsidiary of, and to cause Parent and Merger Subsidiary to perform, all of their obligations under this Agreement that are to be performed by Parent or Merger Subsidiary on or prior to the Effective Time. The obligations of the undersigned pursuant to this undertaking shall terminate and be of no further force or effect immediately upon the Effective Time; provided that all obligations of Parent and Merger Subsidiary required to be performed on or prior to the Effective Time have been performed. This obligation is irrevocable, absolute and continuing until terminated in accordance with its terms, and may not be assigned, whether by operation of law or otherwise, without the prior written consent of the Company. Without impairing the rights of Parent and Merger Subsidiary under this Agreement, the undersigned’s responsibility shall not be discharged, released, diminished, or impaired in whole or in part by (a) any setoff, counterclaim, defense, act or occurrence which the undersigned may have against SSI as a result or arising out of this or any other transaction, (b) the renewal, extension, modification, waiver or alteration of this Agreement, with or without the knowledge or consent of the undersigned, or (c) the inaccuracy of any of the representations and warranties of SSI under the Agreement. The undersigned waives notice of (1) acceptance of this obligation; (2) the creation, renewal, extension, modification, waiver or alteration of this Agreement; (3) any breach of or default in the performance of Parent or Merger Subsidiary of their obligations under this Agreement; and (4) all other matters the notice of which the undersigned might otherwise be entitled to receive. SSI may enforce the undersigned’s obligation without first (A) suing Parent or Merger Subsidiary, (B) joining Parent or Merger Subsidiary in any suit against the undersigned, (C) enforcing any rights and remedies against Parent or Merger Subsidiary or (D) otherwise pursuing or asserting any claims or rights against Parent or Merger Subsidiary or any of their respective property.

PLATINUM EQUITY, LLC

By:	JACOB KOTZUBEI

Jacob Kotzubei
Senior Vice President

     Filings, Notices, Permit, Authorization, Consents and Approvals

Schedule 3.2

(a)	Requirements under the HSR Act

(b)	Requirements under the Exchange Act

(c)	Approval of the shareholders of SSI under the PA Business Corporation Act